Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178087) and Form S-8 (No. 333-140285, 333-125317, 333-33575, 333-33577, 333-44425, 333-53631, 333-68634, 333-80921, 333-92132, 333-109315, 333-109319, 333-92132, 333-159447 333-116136, and 333-181646) of SLM Corporation of our report dated February 27, 2012 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP McLean, VA February 19, 2014